Exhibit 23(a)
                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2000 relating to the financial statements and financial statement schedules, which appears in The Empire District Electric Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


St. Louis, Missouri
February 7, 2001